WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(e) HEREOF. THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(e) HEREOF.

SONTERRA RESOURCES, INC.

Warrant To Purchase Common Stock

Warrant No.: SRW – 001	Number of Shares: 1,050,000
Date of Issuance: November 13, 2008

Sonterra Resources, Inc. (f/k/a River Capital Group, Inc.), a Delaware corporation (the “Company”), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Longview Marquis Master Fund, L.P., a British Virgin Island limited partnership (“Marquis”), the registered holder hereof, or its successors or permitted assigns (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or times on or after the date hereof, but not after 11:59 P.M. New York Time on the Expiration Date (as defined herein) ONE MILLION FIFTY THOUSAND (1,050,000) fully paid nonassessable shares of Common Stock (as defined in Section 1(b)) of the Company (the “Warrant Shares”) at the Warrant Exercise Price (as defined in Section 1(b)); provided, however, that in no event shall the Holder be entitled or required to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock that would be issuable upon (i) exercise of the remaining, unexercised Warrants (as defined in Section 1(b) below) beneficially owned by the Holder and its Affiliates and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company beneficially owned by the Holder and its Affiliates subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act (as defined in Section 1(b)). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Periodic Report (as defined in Section 1(b)), (2) a more recent public announcement by the Company or (3) any other written (including e-mail) notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall promptly, but in no event later than two Business Days following the receipt of such request, confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exercise or exchange of securities of the Company, including this Warrant, by the Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Section 1.

(a) Securities Purchase Agreement. This Warrant is issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of November 13, 2008, among the Company and Marquis referred to therein (as such agreement may be amended from time to time as provided therein, the “Securities Purchase Agreement”). Each capitalized term used, and not otherwise defined, herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

(b) Definitions. The following words and terms used in this Warrant shall have the following meanings:

(i) “Approved Stock Plan” means the Company’s 2007 Non-Qualified Stock Option Plan and the 2008 Sonterra Resources, Inc. Equity Compensation Plan, each as in effect as of the date of the Securities Purchase Agreement, without amendment or modification thereafter.

(ii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii) “Common Stock” means (A) the Company’s Common Stock, par value $0.001 per share, and (B) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(iv) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(v) “dollar” or “$” means U.S. dollars.

(vi) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(vii) “Exempted Issuances” means (I) shares of Common Stock issued or deemed to be issued by the Company pursuant to, and in accordance with the terms of, any Approved Stock Plan, provided that the Company shall not (A) amend any Option to reduce its exercise price, (B) cancel any Option and re-grant an Option with a lower exercise price than the original exercise price of the cancelled Option, or (C) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an Option, except pursuant to a proportional adjustment to the exercise price and number of shares issuable thereunder to reflect a stock split dividend or stock combination with respect to the Common Stock; (II) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any option, obligation or security outstanding on the date prior to the Warrant Date and set forth in Schedule 3(c) to the Securities Purchase Agreement, provided that the terms of such option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable thereunder is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement; or (III) shares of Common Stock issued or deemed to be issued by the Company upon exercise of this Warrant or the warrant pursuant to that certain Securities Exchange Agreement.

(viii) “Expiration Date” means the date that is five years after the Warrant Date (as defined in Section 12) or, if such date does not fall on a Business Day, then the next Business Day.

(ix) “Options” means any rights, warrants or options to subscribe for or purchase any Common Stock or Convertible Securities.

(x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

(xi) “Principal Market” means, with respect to the Common Stock or any other security, the principal securities exchange or trading market for the Common Stock or such other security.

(xii) “Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

(xiii) “Trading Day” means any day on which the Common Stock is traded on its Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on its Principal Market for less than 4.5 hours.

(xiv) “Warrants” means this Warrant and all warrants issued in exchange, transfer or replacement thereof pursuant to the terms of this Warrant.

(xv) “Warrant Exercise Price” shall be equal to, with respect to any Warrant Share, $0.01, subject to adjustment as hereinafter provided.

(xvi) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m. New York City time (or such other time as its Principal Market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time (or such other time as its Principal Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto) (“Bloomberg”) through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(d). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

Section 2. Exercise of Warrant.

(a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M. New York City time on the Expiration Date by (i) delivery of a written notice, in the form of the exercise notice attached as Exhibit A hereto (the “Exercise Notice”), of such Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased and, if such exercise is conditioned upon consummation of any transaction (an “Exercise Trigger Transaction”), such condition to exercise, (ii) (A) payment to the Company of an amount equal to the product of the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (such product, the “Aggregate Exercise Price”), by check or wire transfer of funds, or (B) notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e)), and (iii) if required by Section 2(f), unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the Holder, the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, of this Warrant (or an indemnification undertaking, in customary form, with respect to this Warrant in the case of its loss, theft or destruction pursuant to Section 10); provided, that if such Warrant Shares are to be issued in any name other than that of the Holder, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), on the second Business Day (the “Warrant Share Delivery Date”) following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and, if required by Section 2(f) (unless the Holder has previously delivered this Warrant to the Company and a new or replacement Warrant has not yet been delivered to the Holder), this Warrant (or an indemnification undertaking, in customary form, with respect to this Warrant in the case of its loss, theft or destruction, pursuant to Section 10) (the “Exercise Delivery Documents”) (or, if the exercise of this Warrant is conditioned upon the consummation of an Exercise Trigger Transaction, on the later of such second Business Day and the date of consummation of such Exercise Trigger Transaction), (A) if the transfer agent for the Common Stock is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the Holder is eligible to receive shares through DTC, the Company shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if not, the Company shall issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. Upon the latest of (x) the date of delivery of the Exercise Notice, (y) the date of delivery of the Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(e), and (z) if the exercise of this Warrant is conditioned upon the consummation of an Exercise Trigger Transaction, the date of such consummation, the Holder shall be deemed for all purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised (the date thereof being referred to as the “Deemed Issuance Date”), irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares.

(b) If this Warrant is submitted for exercise, as may be required by Section 2(f), and unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five Business Days after receipt of this Warrant (the “Warrant Delivery Date”) and at its own expense, issue a new Warrant identical in all respects to this Warrant, except that it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised (together with, in the case of a Cashless Exercise, the number of Warrant Shares surrendered in lieu of payment of the Exercise Price).

(c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number (with 0.5 rounded up).

(d) If the Company shall fail for any reason or for no reason (x) to issue and deliver to the Holder within two Business Days of receipt of the Exercise Delivery Documents a certificate for the number of shares of Common Stock to which the Holder is entitled or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (y) to issue and deliver to the Holder on the Warrant Delivery Date a new Warrant for the number of shares of Common Stock to which the Holder is entitled pursuant to Section 2(b), if any, then the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to the Holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to the Holder on each day after such second Business Day that such shares of Common Stock are not issued and delivered to the Holder, in the case of clause (x) above, or such third Business Day that such Warrant is not delivered, in the case of clause (y) above, an amount equal to the sum of (i) 0.5% of the product of (A) the number of shares of Common Stock not issued to the Holder on or prior to the Warrant Share Delivery Date and (B) the Weighted Average Price of the Common Stock on the Warrant Share Delivery Date, in the case of the failure to deliver Common Stock, and (ii) if the Company has failed to deliver a Warrant to the Holder on or prior to the Warrant Delivery Date, 0.5% of the product of (x) the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date, and (y) the Weighted Average Price of the Common Stock on the Warrant Delivery Date. Alternatively, at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof)), 110% of the amount that (A) the Holder’s total purchase price (including brokerage commissions, if any) for shares of Common Stock purchased to make delivery in satisfaction of a sale by such holder of the shares of Common Stock to which the Holder is entitled but has not received upon an exercise, exceeds (B) the net proceeds received by the Holder from the sale of the shares of Common Stock to which the Holder is entitled but has not received upon such exercise. If the Holder and the Company are unable to agree upon the determination of the Weighted Average Price, within one Business Day of such disputed determination being submitted to the Holder, then the Company shall immediately submit via facsimile the disputed determination of the Weighted Average Price to an independent, reputable investment banking firm agreed to by the Company and the Holder. The Company shall cause the investment banking firm to perform the determination and notify the Company and the Holder of the results no later than two Business Days after the date it receives the disputed determinations. Such investment banking firm’s determination shall be deemed conclusive absent manifest error.

(e) At any time after the Warrant Date (as defined in Section 12), the Holder may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B
For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised;

B= the Weighted Average Price per share of Common Stock on the Trading Day immediately preceding the date of the delivery of the Exercise Notice; and

C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(f) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless it is being exercised for all of the Warrant Shares represented by the Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the Holder is entitled shall be controlling and determinative in the absence of error. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Holder may not transfer this Warrant unless the Holder first physically surrenders this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant of like tenor, registered as the Holder may request, representing in the aggregate the remaining number of Warrant Shares represented by this Warrant. The Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof.

Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b) All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of payment therefor from the Holder (including pursuant to a Cashless Exercise, as applicable), be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c) At all times through (and including) the Expiration Date, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant.

(d) The Company shall promptly secure the quotation or listing of the Warrant Shares on the Principal Market for the Common Stock and each other market or exchange on which the Common Stock is traded or listed and shall maintain, so long as any other shares of Common Stock shall be so traded or listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant on the Principal Market for such capital stock and each other market or exchange on which such capital stock is traded or listed.

(e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and take all such action as may reasonably be requested by the Holder in order to protect the exercise privilege of the Holder against impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above $0.001 per share, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4. Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise provided herein, the Holder, as holder of this Warrant, shall not be entitled to vote or be deemed the holder of shares of the Company for any purpose (other than to the extent that the Holder is deemed to be a beneficial owner of Warrant Shares under applicable securities laws after taking into account the limitation set forth in the first paragraph of this Warrant), nor shall anything contained in this Warrant be construed to confer upon the Holder, as holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the Deemed Issuance Date of the Warrant Shares that the Holder is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (except to the extent set forth in an Exercise Notice that has been delivered by the Holder to the Company) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices (without duplication if the Holder is also a stockholder of the Company) and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6. Representations of Holder. The Holder, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof (other than pursuant to a Cashless Exercise) will acquire the Warrant Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered, or exempted from registration, under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Holder further represents, by acceptance hereof, that, as of the date of its acquisition of this Warrant, the Holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Each delivery of an Exercise Notice, other than in connection with a Cashless Exercise, shall constitute confirmation at such time by the Holder of the representations concerning the Warrant Shares set forth in the first two sentences of this Section 6, unless contemporaneously with the delivery of such Exercise Notice, the Holder notifies the Company in writing that it is not making such representations (a “Representation Notice”). If the Holder delivers a Representation Notice in connection with an exercise, it shall be a condition to the Holder’s exercise of this Warrant and the Company’s obligations set forth in Section 2 in connection with such exercise, that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any applicable registration requirements of United States or state securities laws.

Section 7. Ownership and Transfer.

(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b) This Warrant and the rights granted hereunder shall be assignable by the Holder hereof in accordance with the Securities Purchase Agreement and upon proper surrender of this Warrant, properly endorsed.

Section 8. Adjustment of Number of Warrant Shares. The Warrant Exercise price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective or, if earlier, the record date with respect to the subdivision or combination.

(b) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holder; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

(c) Par Value. Notwithstanding anything to the contrary contained in this Section 8, if, as a result of an adjustment pursuant to this Section 8, the par value per share of Common Stock would be greater than the Warrant Exercise Price, then the Warrant Price shall be an amount equal to the par value per share of the Common Stock but the number of shares the holder of this Warrant shall be entitled to purchase shall be such greater number of shares of Common Stock as would have resulted from the Warrant Exercise Price that, absent such limitation, would have been in effect pursuant to this Section 8. The foregoing adjustment shall not constitute a waiver of any claim arising against the Company by reason of any covenant contained in Section 3(e).

Section 9. Purchase Rights; Dividends/Distributions of Assets; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the Holder) to deliver to the Holder, in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder (including, an adjusted Warrant Exercise Price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on exercise), if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holder), to ensure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exerciseability of this Warrant).

(c) Dividends; Distributions of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any dividend or other distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to receive such Distribution, and the Company shall make such Distribution to the Holder, exactly as if the Holder had exercised this Warrant in full, without regard to any limitations on exercise (and, as a result, had held all of the shares of Common Stock that the Holder would have received upon such exercise), immediately prior to the record date for such Distribution, or if there is no record therefor, immediately prior to the effective date of such Distribution (but without the Holder’s actually having to so exercise this Warrant).

(d) Notices.

(i) As soon as reasonably practicable, but in no event later than two Business Days, upon any adjustment of the Warrant Exercise Price or number of shares of Common Stock obtainable upon exercise of this Warrant, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment; provided, however, that neither the timing of giving any such notice nor any failure by the Company to give such a notice shall effect any such adjustment or the effective date thereof.

(ii) The Company will give written notice to the Holder at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or contemporaneously with such notice being provided to the Holder.

(iii) The Company will also give written notice to the Holder at least 10 days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or contemporaneously with such notice being provided to the Holder.

Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking in customary form (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Sonterra Resources, Inc.
523 North Sam Houston Parkway East, Suite 1175
Houston, Texas 77060
Facsimile: 281-741-0895
Attention: D. E. Vandenberg

With a copy to:

Duane Morris LLP
3200 Southwest Freeway, Suite 3150
Houston, Texas 77027
Facsimile: 713-402-3901
Attention: Charles E. Harrell

If to the Holder:

Longview Marquis Master Fund, L.P., a
British Virgin Island limited partnership
c/o Summerline Asset Management, LLC
70 West Red Oak Lane, 4th Floor
White Plains, New York 10604
Attention: Robert J. Brantman
Facsimile: (914) 697-4967

With a copy to:

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661-3693
Attention: Mark D. Wood, Esq.
Facsimile: (312) 902-1061

or, in the case of any other Holder or any Person named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice to the other party at least five Business Days prior to the effectiveness thereof. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12. Date. The date of this Warrant is November 13, 2008 (the “Warrant Date”). This Warrant, in all events, shall be wholly void and of no effect after 11:59 P.M., New York City time, on the Expiration Date, except to the extent it has been exercised prior thereto and except that any applicable provisions of this Warrant shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant and the other Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

Section 14. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 15. Rules of Construction. Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits contained in or attached to this Warrant, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (c) the use of the word “including” in this Warrant shall be by way of example rather than limitation.

Section 16. Signatures. In the event that any signature to this Warrant or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding the foregoing, the Company shall be obligated to deliver to the Holder an originally executed Warrant. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Warrant or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

* * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the 13th day of November, 2008.

SONTERRA RESOURCES, INC.

By:
Name: D. E. Vandenberg
Title: President

EXHIBIT A TO WARRANT

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
SONTERRA RESOURCES, INC.

The undersigned holder (the “Holder”) hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of SONTERRA RESOURCES, INC., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Warrant Exercise Price. The holder intends that payment of the Warrant Exercise Price shall be made as:

☐ a “Cash Exercise” with respect to ___________________ Warrant Shares; and/or

☐ a “Cashless Exercise” with respect to ______________ Warrant Shares.

2. Payment of Warrant Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Exercise Trigger Transaction. This exercise of the Warrant is conditioned upon the consummation of the following Exercise Trigger Transaction: __________________________1

4. Delivery of Warrant Shares. The Company shall deliver __________ Warrant Shares in accordance with the terms of the Warrant in the following name and to the following address:

Issue to:

Facsimile Number:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

5. Representations. Other than in connection with a Cashless Exercise, the undersigned hereby confirms the representations concerning the Warrant Shares set forth in the first two sentences of Section 6 of the Warrant (unless the Holder has otherwise notified the Company in writing).

Name of Registered Holder of this Warrant

By:	Date:
Name:
Title:

1  No such condition applies if left blank

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ________________, 200_ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

SONTERRA RESOURCES, INC.

By:
Name:
Title:

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of Sonterra Resources, Inc., a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: _________, 200_

Name:
Title: